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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Alcide Corporation
8561 154th Avenue NE
Redmond, WA   98052


 As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 23, 1995, included in Alcide Corporation's Form 10-K for the year ended May 31, 1995, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP
February 6, 1996